Investor Contacts: Rusty Cloutier President & CEO or Jim McLemore, CFA Sr. EVP & CFO 337.237.8343

MidSouth Bancorp, Inc. Reports Second Quarter 2016 Results
and Declares Quarterly Dividends

Quarterly Highlights

•	Diluted operating EPS $0.15 versus $0.17 for 1Q2016 and $0.35 for 2Q2015

•	Loan loss reserve to total loans increased to 1.69% with $2.3 million provision

•	Annualized sequential loan growth of 6% excluding energy loans

•	Total energy loans declined $2.7 million to 19.8% of loans at period end

•	Direct C&I energy exposure 15.9% of loans with 3.8% reserve at period end

•	Total net charge-offs for the quarter were $1.3 million versus $1.5 million for 1Q16

•	One energy-related charge-off totaling $400,000 during the quarter

LAFAYETTE, LA., July 27, 2016/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $1.7 million for the second quarter of 2016, compared to net earnings available to common shareholders of $4.9 million reported for the second quarter of 2015 and $1.9 million in net earnings available to common shareholders for the first quarter of 2016. Diluted earnings for the second quarter of 2016 were $0.15 per common share, compared to $0.42 per common share reported for the second quarter of 2015 and $0.17 per common share reported for the first quarter of 2016. The second quarter of 2015 included approximately $1.1 million of securities gains, or approximately $0.06 per share after tax.

C. R. Cloutier, President and CEO, commenting on second quarter earnings remarked, "Our energy portfolio continues to show signs of stabilizing. There were no new energy-related impairments identified during the quarter and our loss content since the beginning of this cycle in late 2014 has been modest with cycle-to-date charge-offs of 1.08% of energy loans. Furthermore, our commercial real estate loan concentration is low at 148% of our risk based capital, well below the regulatory guidance of 300%."

Cloutier added, "Given the current environment, we continue to believe it is prudent to conserve capital and to delay our original plans to repay our SBLF capital. During the quarter we continued to build capital, and we remain well capitalized."

Energy Lending Update

MidSouth Bank defines an energy loan as any loan where the borrower's ability to repay is disproportionately impacted by a prolonged downturn in energy prices. Under this definition,

the Bank includes direct Commercial and Industrial (C&I) loans to energy borrowers, as well as Commercial Real Estate (CRE) loans, Residential Real Estate loans and loans to energy-related borrowers where the loan's primary collateral is cash and marketable securities. Although this definition has resulted in a lack of comparability with some other energy-related banks, management believes it to be the prudent approach to monitoring and managing the Bank's energy exposure.

Other comments on the Bank's energy lending:

•	Total energy loans, as defined above, decreased $2.7 million during 2Q16 to $249.8 million, or 19.8% of total loans, from 20.2% at March 31, 2016.

•	Direct C&I energy loans were $200.5 million or 15.9% of total loans and had a weighted average maturity of 3.7 years at June 30, 2016.

•	Energy-related CRE and residential real estate loans were $48.8 million or 3.9% of total loans at June 30, 2016.

•	Unfunded commitments on energy-related lines totaled $79 million at June 30, 2016.

◦	Utilization rate on energy-related lines was 42.3% at June 30, 2016, compared to 42.1% at March 31, 2016.

•	Nine energy loan relationships had rating changes during the quarter.

◦	Seven loan relationships totaling $17.2 million were downgraded to Special Mention

◦	Two loan relationships totaling $5.1 million were downgraded to Substandard

•	Total criticized energy-related loans increased $16.0 million during 2Q16 to $92.9 million and represented 37.2% of energy loans at June 30, 2016, versus 30.4% at March 31, 2016.

•	Energy-related past due loans were $42.6 million, or 17.0%, with 11.7% of energy-related loans on nonaccrual status at June 30, 2016.

•	One energy-related charge-off totaled $400,000 during 2Q16 and YTD energy-related charge-offs totaled $1.2 million, or approximately 47 basis points of average energy loans.

•	Cycle to date net charge-offs totaled $2.9 million, or 1.08% of December 31, 2014 energy loans, which was when the effects of declining oil prices began to surface.

•	No new energy-related impairments identified during 2Q16.

•
The energy reserve as a percentage of total energy loans, as defined, was 3.3% at June 30, 2016. The reserve attributable to C&I energy loans was approximately 3.8%. The reserve on all other energy loans was 1.5%.

•	One energy relationship totaling $8.5 million is the only Shared National Credit (SNC) in the energy portfolio at June 30, 2016.

•	The Bank has no reserve-based energy loans and therefore does not conduct periodic borrowing base redeterminations associated with reserve based loans.

•
The Bank has determined its loan loss reserves using a pre-defined methodology consistently applied, which takes into account historical losses, migrations of credits using its internal loan grading system and other qualitative factors.

•	To date, during the month of July 2016, the Bank had 2 rating related changes to its energy portfolio:

◦	One credit in the amount of $3.4 million was upgraded from Special Mention to Pass

◦	One credit in the amount of $941,000 was downgraded from Pass to Special Mention

More information on our energy loan portfolio can be found on our website at MidSouthBank.com under Investor Relations/Presentations.

Balance Sheet

Total consolidated assets remained constant at $1.9 billion for the quarters ended June 30, 2016 and 2015 and December 31, 2015. Our stable core deposit base, which excludes time deposits, totaled $1.4 billion at June 30, 2016 and March 31, 2016 and accounted for 89.5% of deposits compared to 89.3% of deposits, respectively. Net loans totaled $1.2 billion at June 30, 2016 and March 31, 2016, compared to $1.3 billion at June 30, 2015.

MidSouth’s Tier 1 leverage capital ratio was 10.25% at June 30, 2016, compared to 10.17% at March 31, 2016. Tier 1 risk-based capital and total risk-based capital ratios were 13.14% and 14.39% at June 30, 2016, compared to 13.28% and 14.53% at March 31, 2016, respectively. Tier 1 common equity to total risk-weighted assets at June 30, 2016 was 8.86%, compared to 8.90% at March 31, 2016. Tangible common equity totaled $129.5 million at June 30, 2016, compared to $127.1 million at March 31, 2016. Tangible book value per share at June 30, 2016 was $11.40 versus $11.19 at March 31, 2016.

Asset Quality

Nonperforming assets totaled $62.9 million at June 30, 2016, an increase of $4.8 million compared to $58.1 million reported at March 31, 2016. The increase resulted primarily from a $6.5 million energy-related credit that was placed on nonaccrual status during the quarter, which was partially offset by a $1.2 million decrease in other real estate owned. Allowance coverage for nonperforming loans was 35.68% at June 30, 2016, compared to 37.70% at March 31, 2016. The ALLL/total loans ratio was 1.69% at June 30, 2016 and 1.63% at March 31, 2016. Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALLL was 1.92% of loans at June 30, 2016. The ratio of annualized net charge-offs to total loans decreased to 0.40% for the three months ended June 30, 2016 compared to 0.47% for the three months ended March 31, 2016.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 4.97% at June 30, 2016 compared to 4.64% at March 31, 2016. Loans classified as troubled debt restructurings, accruing (“TDRs, accruing”) decreased to $154,000 at June 30, 2016 compared to $5.7 million at March 31, 2016. The $5.5 million decrease resulted from a single, energy-related relationship that was placed on non-accrual status during the second quarter of 2016. Classified assets, including ORE, increased $2.6 million, or 2.8%, to $95.5 million at June 30, 2016 compared to $92.9 million at March 31, 2016. The increase in classified assets during the quarter ended June 30, 2016 is primarily due to the downgrade of one energy-related credit totaling $2.8 million.

Second Quarter 2016 vs. Second Quarter 2015 Earnings Comparison

Second quarter 2016 net earnings available to common shareholders totaled $1.7 million compared to $4.9 million for the second quarter of 2015. The second quarter of 2016 included $20,000 of gain on sales of securities, and the second quarter of 2015 included $1.1 million of gain on sales of securities and $160,000 of income from a death benefit on bank owned life insurance. Excluding these non-operating revenues, revenues from consolidated operations decreased $1.4 million in quarterly comparison, from $24.2 million for the three months ended June 30, 2015 to $22.8 million for the three months ended June 30, 2016. Net interest income decreased $1.4 million in quarterly comparison primarily due to a $1.4 million decrease in interest income earned on loans. Excluding non-operating income of $20,000 for the second quarter of 2016 and $1.3 million for the second quarter of 2015, noninterest income increased $4,000 in quarterly comparison.

Noninterest expenses increased $65,000 in quarterly comparison and consisted primarily of a $99,000 increase in ATM and debit card processing fees, an $89,000 increase in FDIC premiums and a $54,000 increase in legal and professional fees, which were partially offset by a $198,000 decrease in occupancy expense. The provision for loan losses increased $1.2 million in quarterly comparison, from $1.1 million for the three months ended June 30, 2015 to $2.3 million for the three months ended June 30, 2016. Income tax expense decreased $1.3 million in quarterly comparison.

Dividends on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $720,000 for the second quarter of 2016 based on a dividend rate of 9%. The dividend rate increased to 9% on February 25, 2016. Dividends on the Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) totaled $91,000 for the three months ended June 30, 2016.

Fully taxable-equivalent (“FTE”) net interest income totaled $18.2 million and $19.7 million for the quarters ended June 30, 2016 and 2015, respectively.  The FTE net interest income decreased $1.5 million in prior year quarterly comparison primarily due to a $1.4 million decrease in interest income on loans. Interest income on loans decreased due to a $56.2 million decrease in the average balance of loans, as well a decrease in the average yield on loans of 19 basis points, from 5.58% to 5.39%. The purchase accounting adjustments added 9 basis points to the average yield on loans for the second quarter of 2016 and 19 basis points to the average yield on loans for the second quarter of 2015. Excluding the impact of the purchase accounting adjustments, average loan yields declined 9 basis points in prior year quarterly comparison, from 5.39% to 5.30%. Loan yields have declined primarily as the result of a sustained low interest rate environment and a higher volume of loans on nonaccrual status.

Investment securities totaled $427.7 million, or 22.2% of total assets at June 30, 2016, versus $426.9 million, or 21.9% of total assets at June 30, 2015. The investment portfolio had an effective duration of 2.9 years and a net unrealized gain of $5.6 million at June 30, 2016. The average volume of investment securities decreased $11.1 million in prior year quarterly comparison. The average tax equivalent yield on investment securities decreased 5 basis points, from 2.57% to 2.52%.

The average yield on all earning assets decreased 20 basis points in prior year quarterly comparison, from 4.69% for the second quarter of 2015 to 4.49% for the second quarter of 2016. Excluding the impact of purchase accounting adjustments, the average yield on total earning assets decreased 12 basis points, from 4.55% to 4.43% for the three month periods ended June 30, 2015 and 2016, respectively.

Interest expense decreased $20,000 in prior year quarterly comparison. Decreases in interest expenses included an $18,000 decrease in interest expense on deposits, a $13,000 increase in short-term FHLB advances and a $9,000 decrease in securities sold under agreements to repurchase. These decreases were partially offset by a $19,000 increase in interest expense on junior subordinated debentures. Excluding purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest-bearing liabilities was 0.46% for the three months ended June 30, 2016 and 2015.

As a result of these changes in volume and yield on earning assets and interest-bearing liabilities, the FTE net interest margin decreased 21 basis points, from 4.38% for the second quarter of 2015 to 4.17% for the second quarter of 2016. Excluding purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin decreased 13 basis points, from 4.21% for the second quarter of 2015 to 4.08% for the second quarter of 2016.

Second Quarter 2016 vs. First Quarter 2016 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders decreased $240,000, from $1.9 million for the three months ended March 31, 2016 to $1.7 million for the three months ended June 30, 2016. Net interest income decreased $393,000 in sequential-quarter comparison, primarily due to a $222,000 decrease in purchase accounting adjustments on acquired loans and a $134,000 reduction in interest income on investment securities. The second quarter of 2016 included $20,000 of gain on sales of securities. Excluding this noninterest income, noninterest income increased $366,000 in sequential-quarter comparison and consisted primarily of increase of $165,000 of safe deposit box income, $78,000 of services charges on deposit accounts and $59,000 of ATM and debit card income.

Noninterest expense increased $282,000 in sequential-quarter comparison. The increase in noninterest expense consisted primarily of increases of $192,000 in salaries and benefits costs, $84,000 in corporate development expense, $70,000 in occupancy expense and $53,000 in legal and professional fees, which were partially offset by a $158,000 decrease in net expenses on ORE. The provision for loan losses decreased $500,000 in sequential-quarter comparison.

An increase in the dividend rate paid on the Series B Preferred Stock issued in connection with SBLF resulted in a $384,000 increase in dividends on preferred stock in sequential-quarter comparison.

FTE net interest income decreased $413,000 in sequential-quarter comparison primarily due to a $285,000 decrease in interest income on loans. The decrease in interest income on loans resulted from a decrease in the average yield on loans of 11 basis points, from 5.50% for the first quarter of 2016 to 5.39% for the second quarter of 2016. The average volume of loans increased $3.4 million in sequential-quarter comparison. Excluding purchase accounting adjustments, the loan yield increased 4 basis points, from 5.26% to 5.30% during the same period. The average yield on total earning assets decreased 8 basis points for the same period, from 4.57% to 4.49%, respectively. As a result of these changes in volume and yield on earning assets, the FTE net interest margin decreased 7 basis points, from 4.24% to 4.17%. Excluding purchase accounting adjustments, the FTE net interest margin decreased 3 basis points, from 4.11% for the first quarter of 2016 to 4.08% for the second quarter of 2016.

Year-To-Date Earnings Comparison

In year-to-date comparison, net earnings available to common shareholders decreased $2.6 million, from $6.2 million at June 30, 2015 to $3.6 million at June 30, 2016. The first six months of 2016 included $20,000 in gain on sales of securities. The first six months of 2015 included $1.2 million in gain on sales of securities and $160,000 of income from a death benefit on bank owned life insurance. Excluding these non-operating revenues, net earnings available to common shareholders decreased $1.3 million in year-to-date comparison. The $1.3 million decrease in operating earnings in year-to-date comparison resulted primarily from a $2.3 million decrease in net interest income. A decrease of $235,000 in operating noninterest income, an increase of $663,000 of noninterest expense and an increase of $893,000 in dividends on preferred stock also contributed to the decrease in operating earnings. These were partially offset by a $2.0 million decrease in the provision for loan losses and a $796,000 million decrease in income tax expense.

Excluding non-operating income, decreases in noninterest income consisted primarily of $66,000 in mortgage banking fees and $88,000 in letter of credit income. Increases in noninterest expense primarily included $221,000 in ATM and debit card processing fees, $237,000 in FDIC premiums, $92,000 in legal and professional fees and $132,000 in net expenses on ORE.

In year-to-date comparison, FTE net interest income decreased $2.4 million primarily due to a $2.4 million decrease in interest income on loans. The average volume of loans decreased $50.9 million in year-over-year comparison, and the average yield on loans decreased 17 basis points, from 5.61% to 5.44%. The average volume of investment securities decreased $1.4 million in year-over-year comparison, and the average yield on investment securities decreased 9 basis points for the same period. The average yield on earning assets decreased in year-over-year comparison, from 4.73% at June 30, 2015 to 4.53% at June 30, 2016. The purchase accounting adjustments added 16 basis points to the average yield on loans for the six months ended June 30, 2015 and 12 basis points for the six months ended June 30, 2016. Net of purchase accounting adjustments, the average yield on earning assets decreased 17 basis points, from 4.61% at June 30, 2015 to 4.44% at June 30, 2016.

Interest expense decreased $24,000 in year-over-year comparison. A $58,000 decrease in interest expense on deposits was partially offset by a $36,000 increase in interest expense on junior subordinated debentures. The average rate paid on interest-bearing liabilities remained unchanged at 0.43% for the six months ended June 30, 2016 and 2015. Net of purchase accounting adjustments, the average rate paid on interest-bearing liabilities remained unchanged at 0.46% for the same period. The FTE net interest margin decreased 20 basis points, from 4.41% for the six months ended June 30, 2015 to 4.21% for the six months ended June 30, 2016. Net of purchase accounting adjustments, the FTE net interest margin decreased 18 basis points, from 4.27% to 4.09% for the six months ended June 30, 2015 and 2016, respectively, primarily due to a decline in the average rate earned on loans.

Dividends

MidSouth’s Board of Directors announced a cash dividend was declared in the amount of $0.09 per share to be paid on its common stock on October 3, 2016 to shareholders of record as of the close of business on September 15, 2016. Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on October 17, 2016 to shareholders of record as of the close of business on October 3, 2016.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $1.9 billion as of June 30, 2016. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 57 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include, among others, the expected loan loss provision and future operating results. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans; increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016 and in its other filings with the SEC. MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Total interest income	$19,388	$19,804	$19,886	$20,532	$20,798
Total interest expense	1,397	1,420	1,349	1,391	1,417
Net interest income	17,991	18,384	18,537	19,141	19,381
FTE net interest income	18,212	18,625	18,806	19,423	19,676
Provision for loan losses	2,300	2,800	3,000	3,800	1,100
Non-interest income	4,873	4,487	4,575	4,768	6,137
Non-interest expense	17,041	16,759	17,508	16,492	16,976
Earnings before income taxes	3,523	3,312	2,604	3,617	7,442
Income tax expense	1,030	963	766	1,028	2,343
Net earnings	2,493	2,349	1,838	2,589	5,099
Dividends on preferred stock	811	427	171	172	172
Net earnings available to common shareholders	$1,682	$1,922	$1,667	$2,417	$4,927

PER COMMON SHARE DATA
Basic earnings per share	0.15	0.17	0.15	0.21	0.43
Diluted earnings per share	0.15	0.17	0.15	0.21	0.42
Diluted earnings per share, operating (Non-GAAP)(*)	0.15	0.17	0.15	0.21	0.35
Quarterly dividends per share	0.09	0.09	0.09	0.09	0.09
Book value at end of period	15.56	15.38	15.14	15.21	15.04
Tangible book value at period end (Non-GAAP)(*)	11.40	11.19	10.92	10.97	10.78
Market price at end of period	10.04	7.63	9.08	11.70	15.26
Shares outstanding at period end	11,362,705	11,362,150	11,362,150	11,361,839	11,359,396
Weighted average shares outstanding
Basic	11,255,042	11,261,644	11,281,286	11,311,841	11,323,506
Diluted	11,255,178	11,261,644	11,281,286	11,830,540	11,849,683

AVERAGE BALANCE SHEET DATA
Total assets	$1,921,004	$1,931,904	$1,938,235	$1,949,352	$1,976,574
Loans and leases	1,256,133	1,252,742	1,271,106	1,285,991	1,312,359
Total deposits	1,562,680	1,552,217	1,557,272	1,559,308	1,593,318
Total common equity	175,994	175,479	173,950	173,466	170,885
Total tangible common equity (Non-GAAP)(*)	128,516	127,722	125,919	125,156	122,299
Total equity	217,112	216,599	215,072	214,623	212,112

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.35%	0.40%	0.34%	0.49%	0.82%
Annualized return on average common equity, operating (Non-GAAP)(*)	3.81%	4.41%	3.80%	5.53%	9.47%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	5.22%	6.05%	5.25%	7.66%	13.23%
Pre-tax, pre-provision annualized return on average assets, operating (Non-GAAP)(*)	1.21%	1.27%	1.15%	1.51%	1.47%
Efficiency ratio, operating (Non-GAAP)(*)	74.49%	73.28%	75.69%	68.65%	69.89%
Average loans to average deposits	80.38%	80.71%	81.62%	82.47%	82.37%
Taxable-equivalent net interest margin	4.17%	4.24%	4.22%	4.34%	4.38%
Tier 1 leverage capital ratio	10.25%	10.17%	10.10%	9.98%	9.79%

CREDIT QUALITY
Allowance for loan and lease losses (ALLL) as a % of total loans	1.69%	1.63%	1.50%	1.46%	1.24%
Nonperforming assets to tangible equity + ALLL	32.77%	30.83%	29.54%	30.51%	16.18%
Nonperforming assets to total loans, other real estate owned and other repossessed assets	4.97%	4.64%	4.29%	4.32%	2.24%
Annualized QTD net charge-offs to total loans	0.40%	0.47%	0.92%	0.28%	0.34%

(*) See reconciliation of Non-GAAP financial measures on pages 15-17.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

BALANCE SHEET	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Assets
Cash and cash equivalents	$98,535	$112,410	$89,201	$125,437	$82,636
Securities available-for-sale	318,239	302,151	318,159	285,485	300,335
Securities held-to-maturity	109,420	113,623	116,792	121,043	126,529
Total investment securities	427,659	415,774	434,951	406,528	426,864
Other investments	11,036	11,195	11,188	12,063	10,598
Total loans	1,262,389	1,250,049	1,263,645	1,301,452	1,294,392
Allowance for loan losses	(21,378)	(20,347)	(19,011)	(18,939)	(16,048)
Loans, net	1,241,011	1,229,702	1,244,634	1,282,513	1,278,344
Premises and equipment	68,468	68,482	69,105	68,718	69,263
Goodwill and other intangibles	47,346	47,622	47,899	48,175	48,452
Other assets	28,469	31,366	30,755	30,874	32,627
Total assets	$1,922,524	$1,916,551	$1,927,733	$1,974,308	$1,948,784

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$383,797	$383,684	$374,261	$406,118	$408,742
Interest-bearing deposits	1,176,269	1,174,519	1,176,589	1,137,303	1,149,508
Total deposits	1,560,066	1,558,203	1,550,850	1,543,421	1,558,250
Securities sold under agreements to repurchase	85,786	87,879	85,957	92,085	84,547
Short-term FHLB advances	—	—	25,000	70,000	40,000
Long-term FHLB advances	25,638	25,744	25,851	25,958	26,064
Junior subordinated debentures	22,167	22,167	22,167	22,167	22,167
Other liabilities	10,926	6,704	4,771	6,713	5,720
Total liabilities	1,704,583	1,700,697	1,714,596	1,760,344	1,736,748
Total shareholders' equity	217,941	215,854	213,137	213,964	212,036
Total liabilities and shareholders' equity	$1,922,524	$1,916,551	$1,927,733	$1,974,308	$1,948,784

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Income Statements (unaudited)
(in thousands except per share data)

				Percent Change
EARNINGS STATEMENT	Three Months Ended			2Q16 vs. 1Q16	2Q16 vs. 2Q15	Six Months Ended		Percent
	6/30/2016	3/31/2016	6/30/2015			6/30/2016	6/30/2015	Change

Interest income:
Loans, including fees	$16,598	$16,661	$17,709	(0.4)%	(6.3)%	$33,259	$35,426	(6.1)%
Investment securities	2,360	2,494	2,412	(5.4)%	(2.2)%	4,854	4,921	(1.4)%
Accretion of purchase accounting adjustments	240	462	559	(48.1)%	(57.1)%	702	896	(21.7)%
Other interest income	190	187	118	1.6%	61.0%	377	236	59.7%
Total interest income	19,388	19,804	20,798	(2.1)%	(6.8)%	39,192	41,479	(5.5)%

Interest expense:
Deposits	914	920	949	(0.7)%	(3.7)%	1,834	1,933	(5.1)%
Borrowings	414	436	436	(5.0)%	(5.0)%	850	854	(0.5)%
Junior subordinated debentures	170	167	151	1.8%	12.6%	337	301	12.0%
Accretion of purchase accounting adjustments	(101)	(103)	(119)	(1.9)%	(15.1)%	(204)	(247)	(17.4)%
Total interest expense	1,397	1,420	1,417	(1.6)%	(1.4)%	2,817	2,841	(0.8)%

Net interest income	17,991	18,384	19,381	(2.1)%	(7.2)%	36,375	38,638	(5.9)%
Provision for loan losses	2,300	2,800	1,100	(17.9)%	109.1%	5,100	7,100	(28.2)%
Net interest income after provision for loan losses	15,691	15,584	18,281	0.7%	(14.2)%	31,275	31,538	(0.8)%

Noninterest income:
Service charges on deposit accounts	2,391	2,313	2,347	3.4%	1.9%	4,704	4,679	0.5%
ATM and debit card income	1,668	1,609	1,655	3.7%	0.8%	3,277	3,284	(0.2)%
Gain on securities, net (non-operating)(*)	20	—	1,128	-	(98.2)%	20	1,243	(98.4)%
Mortgage lending	123	109	145	12.8%	(15.2)%	232	298	(22.1)%
Income from death benefit on bank owned life insurance (non-operating)(*)	—	—	160	-	(100.0)%	—	160	(100.0)%
Other charges and fees	671	456	702	47.1%	(4.4)%	1,127	1,314	(14.2)%
Total non-interest income	4,873	4,487	6,137	8.6%	(20.6)%	9,360	10,978	(14.7)%

Noninterest expense:
Salaries and employee benefits	8,182	7,990	8,197	2.4%	(0.2)%	16,172	16,139	0.2%
Occupancy expense	3,667	3,597	3,865	1.9%	(5.1)%	7,264	7,550	(3.8)%
ATM and debit card	792	785	693	0.9%	14.3%	1,577	1,356	16.3%
Legal and professional fees	436	383	382	13.8%	14.1%	819	727	12.7%
FDIC premiums	420	429	331	(2.1)%	26.9%	849	612	38.7%
Marketing	351	381	417	(7.9)%	(15.8)%	732	704	4.0%
Corporate development	419	335	387	25.1%	8.3%	754	707	6.6%
Data processing	478	458	467	4.4%	2.4%	936	924	1.3%
Printing and supplies	223	188	255	18.6%	(12.5)%	411	480	(14.4)%
Expenses on ORE, net	36	194	85	(81.4)%	(57.6)%	230	98	134.7%
Amortization of core deposit intangibles	276	277	276	(0.4)%	—%	553	553	—%
Other non-interest expense	1,761	1,742	1,621	1.1%	8.6%	3,503	3,287	6.6%
Total non-interest expense	17,041	16,759	16,976	1.7%	0.4%	33,800	33,137	2.0%
Earnings before income taxes	3,523	3,312	7,442	6.4%	(52.7)%	6,835	9,379	(27.1)%
Income tax expense	1,030	963	2,343	7.0%	(56.0)%	1,993	2,789	(28.5)%
Net earnings	2,493	2,349	5,099	6.1%	(51.1)%	4,842	6,590	(26.5)%
Dividends on preferred stock	811	427	172	89.9%	371.5%	1,238	345	258.8%
Net earnings available to common shareholders	$1,682	$1,922	$4,927	(12.5)%	(65.9)%	$3,604	$6,245	(42.3)%

Earnings per common share, diluted	$0.15	$0.17	$0.42	(11.8)%	(64.3)%	$0.32	$0.54	(40.7)%

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.15	$0.17	$0.35	(11.8)%	(57.1)%	$0.32	$0.46	(30.4)%

(*) See reconciliation of Non-GAAP financial measures on pages 15-17.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Composition of Loans and Deposits and Asset Quality Data (unaudited)
(in thousands)

COMPOSITION OF LOANS	June 30,	March 31,	Jun 16 vs Mar 16	December 31,	September 30,	June 30,	Jun 16 vs Jun 15
	2016	2016	% Change	2015	2015	2015	% Change
Commercial, financial, and agricultural	$456,264	$441,160	3.4%	$454,028	$482,452	$471,397	(3.2)%
Lease financing receivable	1,641	1,590	3.2%	1,968	4,790	5,561	(70.5)%
Real estate - construction	96,331	84,790	13.6%	74,952	74,279	79,176	21.7%
Real estate - commercial	463,142	467,648	(1.0)%	471,141	473,319	469,022	(1.3)%
Real estate - residential	148,379	149,961	(1.1)%	149,064	151,667	153,820	(3.5)%
Installment loans to individuals	94,522	103,181	(8.4)%	111,009	113,199	113,626	(16.8)%
Other	2,110	1,719	22.7%	1,483	1,746	1,790	17.9%

Total loans	$1,262,389	$1,250,049	1.0%	$1,263,645	$1,301,452	$1,294,392	(2.5)%

COMPOSITION OF DEPOSITS
	June 30,	March 31,	Jun 16 vs Mar 16	December 31,	September 30,	June 30,	Jun 16 vs Jun 15
	2016	2016	% Change	2015	2015	2015	% Change
Noninterest bearing	$383,798	$383,684	0.0%	$374,261	$406,118	$408,742	(6.1)%
NOW & other	467,987	472,309	(0.9)%	475,346	448,938	458,338	2.1%
Money market/savings	544,256	534,854	1.8%	531,449	468,297	453,902	19.9%
Time deposits of less than $100,000	80,158	80,802	(0.8)%	81,638	85,589	90,348	(11.3)%
Time deposits of $100,000 or more	83,867	86,554	(3.1)%	88,156	134,479	146,920	(42.9)%

Total deposits	$1,560,066	$1,558,203	0.1%	$1,550,850	$1,543,421	$1,558,250	0.1%

ASSET QUALITY DATA
	June 30,	March 31,		December 31,	September 30,	June 30,
	2016	2016		2015	2015	2015
Nonaccrual loans	$59,865	$53,714		$50,051	$51,616	$23,873
Loans past due 90 days and over	56	258		147	82	609
Total nonperforming loans	59,921	53,972		50,198	51,698	24,482
Other real estate	2,735	3,908		4,187	4,661	4,542
Other repossessed assets	263	265		38	—	38
Total nonperforming assets	$62,919	$58,145		$54,423	$56,359	$29,062

Troubled debt restructurings, accruing	$154	$5,675		$164	$168	$21,529

Nonperforming assets to total assets	3.27%	3.03%		2.82%	2.85%	1.49%
Nonperforming assets to total loans + ORE + other repossessed assets	4.97%	4.64%		4.29%	4.32%	2.24%
ALLL to nonperforming loans	35.68%	37.70%		37.87%	36.63%	65.55%
ALLL to total loans	1.69%	1.63%		1.50%	1.46%	1.24%

Quarter-to-date charge-offs	$1,425	$1,594		$3,091	$1,000	$1,151
Quarter-to-date recoveries	156	130		163	91	39
Quarter-to-date net charge-offs	$1,269	$1,464		$2,928	$909	$1,112
Annualized QTD net charge-offs to total loans	0.40%	0.47%		0.92%	0.28%	0.34%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Loan Portfolio - Quarterly Roll Forward (unaudited)
(in thousands except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
LOAN ACTIVITY

Loans originated	$92,444	$74,797	$82,439
Repayments	(65,381)	(60,252)	(73,319)
Increases on renewals	3,465	2,307	1,631
Change in lines of credit	(18,586)	(30,920)	(28,373)
Change in allowance for loan losses	(1,031)	(1,336)	12
Other	398	473	1,085
Net change in loans	$11,309	$(14,931)	$(16,525)

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Tangible Common Equity to Tangible Assets and Regulatory Ratios (unaudited)
(in thousands)

COMPUTATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	June 30, 2016	June 30, 2015

Total equity	$217,941	$212,036
Less preferred equity	41,110	41,170
Total common equity	176,831	170,866
Less goodwill	42,171	42,171
Less intangibles	5,175	6,281
Tangible common equity	$129,485	$122,414

Total assets	$1,922,524	$1,948,784
Less goodwill	42,171	42,171
Less intangibles	5,175	6,281
Tangible assets	$1,875,178	$1,900,332

Tangible common equity to tangible assets	6.91%	6.44%

REGULATORY CAPITAL

Common equity tier 1 capital	$129,516	$126,188
Tier 1 capital	192,125	188,857
Total capital	210,444	205,072

Regulatory capital ratios:
Common equity tier 1 capital ratio	8.86%	8.47%
Tier 1 risk-based capital ratio	13.14%	12.68%
Total risk-based capital ratio	14.39%	13.77%
Tier 1 leverage ratio	10.25%	9.79%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Quarterly Yield Analysis (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2016			March 31, 2016			December 31, 2015			September 30, 2015			June 30, 2015

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$349,433	$1,940	2.22%	$358,623	$2,036	2.27%	$339,033	$1,917	2.26%	$341,192	$1,864	2.19%	$345,108	$1,853	2.15%
Tax-exempt securities	60,972	641	4.21%	64,971	699	4.30%	70,548	778	4.41%	73,523	818	4.45%	76,433	854	4.47%
Total investment securities	410,405	2,581	2.52%	423,594	2,735	2.58%	409,581	2,695	2.65%	414,715	2,682	2.57%	421,541	2,707	2.57%
Federal funds sold	3,655	3	0.32%	3,843	5	0.51%	3,922	3	0.30%	3,349	1	0.12%	3,228	2	0.25%
Time and interest bearing deposits in other banks	76,042	97	0.50%	74,271	94	0.50%	73,069	52	0.28%	62,086	40	0.25%	56,110	35	0.25%
Other investments	11,232	90	3.21%	11,189	88	3.15%	11,544	86	2.99%	10,508	99	3.77%	10,057	81	3.22%
Loans	1,256,133	16,838	5.39%	1,252,742	17,123	5.50%	1,271,106	17,319	5.41%	1,285,991	17,992	5.55%	1,312,359	18,268	5.58%
Total interest earning assets	1,757,467	19,609	4.49%	1,765,639	20,045	4.57%	1,769,222	20,155	4.52%	1,776,649	20,814	4.65%	1,803,295	21,093	4.69%
Non-interest earning assets	163,537			166,265			169,013			172,703			173,279
Total assets	$1,921,004			$1,931,904			$1,938,235			$1,949,352			$1,976,574

Interest-bearing liabilities:
Deposits	$1,176,387	$903	0.31%	$1,180,581	$907	0.31%	$1,156,166	$836	0.29%	$1,150,190	$883	0.30%	$1,181,381	$921	0.31%
Repurchase agreements	85,479	233	1.10%	85,756	233	1.09%	85,178	240	1.12%	89,025	249	1.11%	84,545	242	1.15%
Federal funds purchased	2	—	—%	—	—	—%	4	—	—%	—	—	—%	—	—	—%
Short-term FHLB advances	—	—	—%	22,802	23	0.40%	25,000	19	0.30%	31,196	16	0.20%	30,604	13	0.17%
Long-term FHLB advances	25,687	91	1.40%	25,794	90	1.38%	25,900	92	1.39%	26,007	93	1.40%	26,114	90	1.36%
Junior subordinated debentures	22,167	170	3.03%	22,167	167	2.98%	22,167	162	2.86%	22,167	150	2.65%	22,167	151	2.69%
Total interest bearing liabilities	1,309,722	1,397	0.43%	1,337,100	1,420	0.43%	1,314,415	1,349	0.41%	1,318,585	1,391	0.42%	1,344,811	1,417	0.42%
Non-interest bearing liabilities	394,170			378,205			408,748			416,144			419,651
Shareholders' equity	217,112			216,599			215,072			214,623			212,112
Total liabilities and shareholders' equity	$1,921,004			$1,931,904			$1,938,235			$1,949,352			$1,976,574

Net interest income (TE) and spread		$18,212	4.06%		$18,625	4.14%		$18,806	4.11%		$19,423	4.23%		$19,676	4.27%

Net interest margin			4.17%			4.24%			4.22%			4.34%			4.38%

Core net interest margin (Non-GAAP)(*)			4.08%			4.11%			4.09%			4.17%			4.21%

(*) See reconciliation of Non-GAAP financial measures on pages 15-17.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

     Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. We are providing disclosure of the reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures. "Tangible common equity" is defined as total common equity reduced by intangible assets. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity. "Pre-tax, pre-provision annualized return on average assets, operating" is defined as pre-tax, pre-provision earnings adjusted for specified one-time items divided by average assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. The GAAP-based efficiency ratio is measured as noninterest expense as a percentage of net interest income plus noninterest income. The non-GAAP efficiency ratio excludes specified one-time items in addition to securities gains and losses and gains and losses on the sale/valuation of other real estate owned and other assets repossessed.

     We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
		2016	2016	2015	2015	2015
Average Balance Sheet Data

Total average assets	A	$1,921,004	$1,931,904	$1,938,235	$1,949,352	$1,976,574

Total equity		$217,112	$216,599	$215,072	$214,623	$212,112
Less preferred equity		41,118	41,120	41,122	41,157	41,226
Total common equity	B	$175,994	$175,479	$173,950	$173,466	$170,886
Less intangible assets		47,478	47,757	48,031	48,310	48,587
Tangible common equity	C	$128,516	$127,722	$125,919	$125,156	$122,299

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Core Net Interest Margin		2016	2016	2015	2015	2015

Net interest income (TE)		$18,212	$18,625	$18,806	$19,423	$19,676
Less purchase accounting adjustments		(341)	(565)	(510)	(689)	(678)
Net interest income, excluding purchase accounting adjustments	D	$17,871	$18,060	$18,296	$18,734	$18,998

Total average earnings assets		$1,757,467	$1,765,639	$1,769,222	$1,776,649	$1,803,295
Add average balance of loan valuation discount		2,931	3,323	3,712	4,269	4,888
Average earnings assets, excluding loan valuation discount	E	$1,760,398	$1,768,962	$1,772,934	$1,780,918	$1,808,183

Core net interest margin	D/E	4.08%	4.11%	4.09%	4.17%	4.21%

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Return Ratios		2016	2016	2015	2015	2015

Net earnings available to common shareholders		$1,682	$1,922	$1,667	$2,417	$4,927
Gain on sales of securities, after-tax		(13)	—	—	—	(733)
Income from death benefit on bank owned life insurance		—	—	—	—	(160)
Net earnings available to common shareholders, operating	F	$1,669	$1,922	$1,667	$2,417	$4,034

Earnings before income taxes		$3,523	$3,312	$2,604	$3,617	$7,442
Gain on sales of securities		(20)	—	—	—	(1,128)
Income from death benefit on bank owned life insurance		—	—	—	—	(160)
Provision for loan losses		2,300	2,800	3,000	3,800	1,100
Pre-tax, pre-provision earnings, operating	G	$5,803	$6,112	$5,604	$7,417	$7,254

Annualized return on average assets, operating	F/A	0.35%	0.40%	0.34%	0.49%	0.82%
Annualized return on average common equity, operating	F/B	3.81%	4.41%	3.80%	5.53%	9.47%
Annualized return on average tangible common equity, operating	F/C	5.22%	6.05%	5.25%	7.66%	13.23%
Pre-tax, pre-provision annualized return on average assets, operating	G/A	1.21%	1.27%	1.15%	1.51%	1.47%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Per Common Share Data		2016	2016	2015	2015	2015

Book value per common share		$15.56	$15.38	$15.14	$15.21	$15.04
Effect of intangible assets per share		4.16	4.19	4.22	4.24	4.26
Tangible book value per common share		$11.40	$11.19	$10.92	$10.97	$10.78

Diluted earnings per share		$0.15	$0.17	$0.15	$0.21	$0.42
Effect of gain on sales of securities, after-tax		—	—	—	—	(0.06)
Effect of income from death benefit on bank owned life insurance		—	—	—	—	(0.01)
Diluted earnings per share, operating		$0.15	$0.17	$0.15	$0.21	$0.35

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Efficiency Ratio		2016	2016	2015	2015	2015

Net interest income		$17,991	$18,384	$18,537	$19,141	$19,381

Noninterest income		$4,873	$4,487	$4,575	$4,768	$6,137
Income from death benefit on bank owned life insurance		—	—	—	—	(160)
Net gain on sale of securities		(20)	—	—	—	(1,128)
Noninterest income (non-GAAP)		$4,853	$4,487	$4,575	$4,768	$4,849

Total revenue	H	$22,864	$22,871	$23,112	$23,909	$25,518
Total revenue (non-GAAP)	I	$22,844	$22,871	$23,112	$23,909	$24,230

Noninterest expense	J	$17,041	$16,759	$17,508	$16,492	$16,976
Net (loss) gain on sale/valuation of other real estate owned		(24)	—	(14)	(79)	(41)
Noninterest expense (non-GAAP)	K	$17,017	$16,759	$17,494	$16,413	$16,935

Efficiency ratio (GAAP)	J/H	74.53%	73.28%	75.75%	68.98%	66.53%

Efficiency ratio (non-GAAP)	K/I	74.49%	73.28%	75.69%	68.65%	69.89%